Exhibit D
                                      Rule 24 Reporting Requirement No. 4


Estate Assets

------------------------- --------------------- ------------ -------------- -------------------------------------------
         Asset               Legal Selling       Closing      Gross Sales               Asset Description
                            Entity/Entities        Date      Amount (US$)
------------------------- --------------------- ------------ -------------- -------------------------------------------
Nigeria IPP               Enron                 10/6/2004          750,000  Sale of the outstanding equity interest
                          Asia-Pacific/Africa/                              held by APACHI in Enron Nigeria Power
                          China LLC ("APACHI")                              Holding Ltd. and four wholly-owned
                                                                            subsidiaries for $750,000, plus
                                                                            $4,500,000 upon the earlier of start of
                                                                            construction or closing of binding
                                                                            commitments to provide financing for the
                                                                            IPP project for which Enron Nigeria holds
                                                                            some rights.
------------------------- --------------------- ------------ -------------- -------------------------------------------
Silicon Power             AES Holdings, LP      10/13/2004         120,000  AES Holdings, LP sold back its investment
                                                                            in Silicon Power to Silicon Power as part
                                                                            of Silicon Power's recapitalization.
------------------------- --------------------- ------------ -------------- -------------------------------------------
EBF Property              EBF LLC               10/15/2004       4,100,000  A non-operating steel processing facility
(Blytheville)                                                               located in Blytheville, Arkansas.
                                                                            Virtually all of the steel processing
                                                                            equipment was previously sold and removed
                                                                            from the property; all that remained for
                                                                            this sale were the industrial buildings
                                                                            comprising 352,000 sq. ft. of vacant
                                                                            space situated on 172 acres of land.
------------------------- --------------------- ------------ -------------- -------------------------------------------
Insurance Claims (Argo)   Enron Corp.           10/25/2004          32,000  Argo Partners purchased Enron's insurance
                                                                            claims against Northumberland Insurance
                                                                            and Integrity Insurance Company currently
                                                                            in liquidation.
------------------------- --------------------- ------------ -------------- -------------------------------------------
El Paso Note #1           Joint Energy          10/28/2004     117,524,163  Exchange of certain financial assets for
                          Development                                       a non-marketable short-term note from the
                          Investments II                                    El Paso Corporation.
                          Limited Partnership
------------------------- --------------------- ------------ -------------- -------------------------------------------
El Paso Note #2           ECTMI Trutta          10/28/2004      95,828,992  Exchange of certain financial assets for
                          Holdings LP                                       a non-marketable short-term note from the
                                                                            El Paso Corporation.
------------------------- --------------------- ------------ -------------- -------------------------------------------
EEX Equity Investment     ECT Europe, Inc.      10/29/2004       1,018,791  Equity investment in European commodity
(European Energy                                                            exchange sold to existing shareholder.
Exchange AG)
------------------------- --------------------- ------------ -------------- -------------------------------------------
Venoco and its            ECTMI Trutta          11/4/2004       72,000,000  Sale of 33% equity stake in Venoco, an
subsidiaries              Holdings LP; Joint                                exploration and production company
                          Energy Development                                focused in offshore / onshore California
                          Investments II                                    and Texas, primarily recompleting old oil
                          Limited Partnership                               wells purchased from majors.
------------------------- --------------------- ------------ -------------- -------------------------------------------
Bammel-HPL-AEP            Enron Corp.; ENA      11/5/2004      115,000,000  Enron sold "Prime-Leased" intrastate gas
Settlement                Asset Holdings                                    assets in Texas including the Bammel
                          L.P.; BAM Lease                                   storage reservoir and certain appurtenant
                          Company                                           pipelines, wells, pipes, and other
                                                                            facility related equipment in Texas owned
                                                                            by ENA Asset Holdings LP, "Subleased"
                                                                            intrastate gas assets in Texas including
                                                                            certain real property, pipelines,
                                                                            compressors, meters, and other equipment
                                                                            owned by BAM Leaseco, 10.5 bcf natural
                                                                            gas owned by BAM Leaseco, equipment and
                                                                            facility records, and real property
                                                                            interests land owned by ENA Asset
                                                                            Holdings, LP and BAM Leaseco.  In
                                                                            addition, the settlement also included
                                                                            mutual releases by the buyer and Enron
                                                                            parties (excluding claims related to
                                                                            trading contracts or any other claims
                                                                            unrelated to the Bammel assets and except
                                                                            to the extent that the Adversary
                                                                            Proceeding relates to the Right to Use
                                                                            Agreement), including releases on the
                                                                            TerraCo properties (land and land rights
                                                                            which contain environmental issues),
                                                                            which will release the Enron parties from
                                                                            $1.5 billion est. asserted claims.
------------------------- --------------------- ------------ -------------- -------------------------------------------
CrossCountry Energy,      Enron Corp.; Enron    11/17/2004   2,450,000,000  Sale of 100% of the equity interests of
LLC and its subsidiaries  Transportation                                    CrossCountry Energy, LLC
                          Services, LLC;                                    ("CrossCountry"). CrossCountry was formed
                          Enron Operations                                  in June 2003 to hold interests in and
                          Services, LLC; EOC                                operate Enron's interstate natural gas
                          Preferred, L.L.C.                                 pipeline assets, including Enron's
                                                                            interest in Transwestern Pipeline
                                                                            Company, Citrus Corp. and Northern Plains
                                                                            Natural Gas Company.
------------------------- --------------------- ------------ -------------- -------------------------------------------
EcoElectrica Final        Enron Equipment       11/17/2004       1,864,868  Collection of remaining amounts
Construction Payment      Procurement Company                               receivable, due upon the completion of
                                                                            Enron Equipment Procurement Company's
                                                                            commitment towards the final construction
                                                                            on the EcoElectrica plant located in
                                                                            Ponce, Puerto Rico.
------------------------- --------------------- ------------ -------------- -------------------------------------------
Enron Compression         Enron Compressor      11/18/2004      56,305,131  Enron Compression Services ("ECS")
Services (ECS)            Services Company                                  utilized electric motor drive systems in
                                                                            association with natural gas compression
                                                                            applications; ECS managed and operated
                                                                            four compressor stations located on the
                                                                            Transwestern and Florida Gas Transmission
                                                                            pipelines.  ECS received both cash and
                                                                            natural gas as payment for the services
                                                                            that it provided to Transwestern and
                                                                            Florida Gas Transmission.
------------------------- --------------------- ------------ -------------- -------------------------------------------
V-Span                    AES Holdings, LP      11/19/2004       5,500,000  Venture capital investment in video
                                                                            conferencing company.
------------------------- --------------------- ------------ -------------- -------------------------------------------
Wheeling-Pittsburgh       Enron North America   11/29/2004         513,598  14,983 shares of public security sold in
                          Corp.                                             the open market.
------------------------- --------------------- ------------ -------------- -------------------------------------------
Polaroid                  Enron Energy          11/30/2004       1,160,000  90,462 common and 656 preferred shares of
                          Services                                          public security sold in the open market.
                          Operations, Inc.
------------------------- --------------------- ------------ -------------- -------------------------------------------
"Retrobot" Sculpture      Enron Global          12/6/2004          200,000  Sale of "Retrobot" sculpture.
                          Markets LLC
------------------------- --------------------- ------------ -------------- -------------------------------------------
Cypress - Grosse Isle     Enron North America   12/8/2004           55,000  Sale of the following working interests
                          Corp.; ECTMI Trutta                               in the following wells in the Grosse Isle
                          Holdings LP                                       Field in Louisiana:  Webster #1 -
                                                                            18.06255%; LeBlanc #1 - 1.38171% and
                                                                            Huntsberry #1 - 0.65767% after payout
                                                                            (working interest at auction was 0.00%
                                                                            due to non-consenting a recompletion
                                                                            operation; working interest will be
                                                                            0.65767 after payout occurs).
------------------------- --------------------- ------------ -------------- -------------------------------------------
Hewlett-Packard           EBS Ventures, L.L.C.  12/8/2004          484,931  23,136 shares of Hewlett Packard sold in
                                                                            the open market.
------------------------- --------------------- ------------ -------------- -------------------------------------------
Matagorda Terminal        Enron North America   12/10/2004         175,000  Crude oil terminal formerly owned by LOA,
                          Corp.                                             Inc. sold to former co-owner.
------------------------- --------------------- ------------ -------------- -------------------------------------------
International Petroleum   Enron Europe          12/10/2004         805,694  InterContinental Exchange Class B shares
Exchange ("IPE") -        Finance & Trading                                 were redeemed by the company in
Class B Shares            Ltd.                                              accordance with the related governing
                                                                            documents.
------------------------- --------------------- ------------ -------------- -------------------------------------------
Bridgeline                Enron North America   12/16/2004     100,272,000  40% equity interest in Bridgeline
                          Corp.; Louisiana                                  Holdings LP, which owns and operates an
                          Resource Company;                                 intrastate pipeline and storage system in
                          Louisiana Gas                                     Louisiana.
                          Marketing Company;
                          LRCI, Inc.; LGMI,
                          Inc.
------------------------- --------------------- ------------ -------------- -------------------------------------------




                                                   Exhibit D
                                      Rule 24 Reporting Requirement No. 4

PGE Assets

------------------------- --------------------- ------------ -------------- -------------------------------------------
         Asset               Legal Selling        Closing     Gross Sales           Comments/Asset Description
                            Entity/Entities        Date      Amount (US$)
------------------------- --------------------- ------------ -------------- -------------------------------------------
Stock in Microclimates,   PGH II, Inc.          11/5/2004          500,000  PGH II owned all issued shares in
Inc.                                                                        Microclimates, Inc. which were sold.
------------------------- --------------------- ------------ -------------- -------------------------------------------




                                                   Exhibit D
                                      Rule 24 Reporting Requirement No. 4

CrossCountry Energy Assets

------------------------- --------------------- ------------ -------------- -------------------------------------------
  Asset                   Legal Selling         Closing      Gross Sales    Comments/Asset Description
                          Entity/Entities       Date         Amount (US$)
------------------------- --------------------- ------------ -------------- -------------------------------------------
Florida Power             Citrus Trading Corp.  11/1/2004        5,000,000  CTC sold all of its interest in a gas
Corporation (Gas Sales    ("CTC")                                           sales contract with Florida Power
Contract)                                                                   Corporation.
------------------------- --------------------- ------------ -------------- -------------------------------------------




                                                   Exhibit D
                                      Rule 24 Reporting Requirement No. 4

CrossCountry Energy Assets

------------------------- --------------------- ------------ -------------- -------------------------------------------
  Asset                   Legal Selling         Closing      Gross Sales    Comments/Asset Description
                          Entity/Entities       Date         Amount (US$)
------------------------- --------------------- ------------ -------------- -------------------------------------------
Prisma had no asset sales transactions to report for the period of October 1, 2004 through December 31, 2004.
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